EX-23.1

                CONSENT OF BECKSTEAD AND WATTS, LLP

                        BECKSTEAD AND WATTS, LLP
                      Certified Public Accountants
                      2425 W. Horizon Ridge Parkway
                          Henderson, NV 89052
                              702.257.1984


February 1, 2005


Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) which grants options to purchase an aggregate of 175,000,000 shares of Common Stock of GameZnFlix, Inc. Of the total, 100,000,000 shares of Common Stock are under the GameZnFlix "Amended and Restated Non-Employee Directors and Consultants Retainer Stock Plan (Amendment #6)" and 75,000,000 shares of Common Stock are under the GameZnFlix "Amended and Restated Stock Incentive Plan (Amendment #2)" and to the incorporation by reference therein of our report dated April 13, 2003, with respect to the financial statements of the Company included in its annual report for the year ended December 31, 2002 and the quarterly reports filed with the US Securities and Exchange Commission.

Sincerely,



/s/  Beckstead and Watts, LLP
Beckstead and Watts, LLP